Exhibit 99.2

FEDERAL DEPOSIT INSURANCE CORPORATION

WASHINGTON, D.C.

AND

COMMONWEALTH OF KENTUCKY

DEPARTMENT OF FINANCIAL INSTITUTIONS

FRANKFORT, KENTUCKY

)
In the Matter of	)	STIPULATION AND CONSENT
	)	TO THE ISSUANCE OF A
PBI BANK	)	CONSENT ORDER
LOUISVILLE, KENTUCKY	)
	)	FDIC-11-145b
)
(Insured State Nonmember Bank))
)

Subject to the acceptance of this STIPULATION AND CONSENT TO THE ISSUANCE OF A CONSENT ORDER ("STIPULATION") by the Federal Deposit Insurance Corporation ("FDIC") and the Commonwealth of Kentucky, Department of Financial Institutions (“DFI”), it is hereby stipulated and agreed by and among representatives of the FDIC, the DFI and PBI Bank, Louisville, Kentucky ("Bank") as follows:

1.           The Bank has been advised of its right to receive a NOTICE OF CHARGES AND OF HEARING ("NOTICE") detailing the unsafe and unsound banking practices and violations of law, rule or regulation alleged to have been committed by the Bank and of its right to a hearing on the charges under section 8(b) of the Federal Deposit Insurance Act ("Act"), 12 U.S.C. § 1818(b), and under section 286.3-690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. § 286.3-690 (Michie 2006), regarding hearings before the DFI, and has knowingly waived that right.

2.           The Bank, solely for the purpose of this proceeding and without admitting or denying any of the charges of unsafe or unsound banking practices and violations of law, rule or regulation, hereby consents and agrees to the issuance of a CONSENT ORDER ("ORDER") by the FDIC and DFI.

3.           The Bank further stipulates and agrees that such ORDER shall be deemed to be a consent order which has become final and unappealable, and that the ORDER shall become effective upon its issuance by the FDIC and the DFI and fully enforceable by the FDIC and the DFI pursuant to the provisions of section 8(i) of the Act, 12 U.S.C. § 1818(i), and under section 286.3-690 of the Kentucky Revised Statutes, Ky. Rev. Stat. Ann. § 286.3-690 (Michie 2006), respectively, subject only to the conditions set forth in paragraph 4 of this STIPULATION.

4.           In the event the FDIC and the DFI accept this STIPULATION and issue the ORDER, it is agreed that no action to enforce the ORDER will be taken by the FDIC in the United States District Court or the appropriate Federal Circuit Court or by the DFI in the appropriate State Circuit Court unless the Bank, any Bank institution-affiliated party, as that term is defined in section 3(u) of the Act, 12 U.S.C. § 1813(u), or any of its successors or assigns, has violated or is about to violate any provision of the ORDER.

5.           The Bank hereby waives:

(a)           The receipt of a NOTICE;

(b)           All defenses and counterclaims of any kind to this proceeding;

(c)           A hearing for the purpose of taking evidence on the allegations in the NOTICE;

(d)           The filing of proposed findings of fact and conclusions of law;

(e)           A recommended decision of an Administrative Law Judge; and

(f)            Exceptions and briefs with respect to such recommended decision.

Dated this 24th day of June, 2011.

FEDERAL DEPOSIT INSURANCE	PBI BANK
CORPORATION,	LOUISVILLE, KENTUCKY
LEGAL DIVISION

By:	By:

/s/ Mahfouz H. Ackall	/s/ Maria L. Bouvette
Mahfouz H. Ackall	Maria L. Bouvette
Regional Attorney	Director
Federal Deposit Insurance
Corporation
/s/ David L. Hawkins
And,	David L. Hawkins
Director

COMMONWEALTH OF KENTUCKY,	/s/ David B. Pierce
DEPARTMENT OF FINANCIAL	David B. Pierce
INSTITUTIONS	Director

/s/ Charles A. Vice	/s/ J. Chester Porter
Charles A. Vice	J. Chester Porter
Commissioner	Chairman of the Board

/s/ William G. Porter
William G. Porter
Director

/s/ Hayward L. Spinks
Hayward L. Spinks
Director

Comprising the Board of
Directors of
PBI BANK
LOUISVILLE, KENTUCKY

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